Exhibit 5.1

January 16, 2026

Estrella Immunopharma, Inc.

5858 Horton Street, Suite 370

Emeryville, California 94608

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Estrella Immunopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 22, 2025 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to: (i) the offer and resale from time to time by certain selling stockholders named in the Registration Statement of up to 905,349 shares (the “Resale Shares”) of common stock, $0.0001 par value per share (“Common Stock”), of the Company; (ii) the offer and resale from time to time by certain selling stockholders named in the Registration Statement of up to an aggregate of 735,857 additional shares of Common Stock that may become issuable to such selling stockholders pursuant to contingent “true-up” provisions in certain subscription agreements (the “Subscription Agreements”) entered into by the Company and such stockholders (the “True-Up Shares”), subject to the terms and conditions of the Subscription Agreements; and (iii) the offer and resale from time to time by a selling stockholder named in the Registration Statement of up to 7,594,935 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants (the “Warrants”) issued to such selling stockholder in a private placement consummated on January 6, 2026.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

January 16, 2026 Page 2

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2.	The True-Up Shares have been duly authorized by all necessary corporate action of the Company and, if and when issued in accordance with the applicable Subscription Agreements, will be validly issued, fully paid and non-assessable.

3.	The Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, against payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Winston & Strawn LLP